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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Equity Index Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,697,248         0.47             5,940,016         41.29


     Class B      859,177           0.17             4,905,588         41.09


     Class C      856,181           0.17             4,854,544         41.14


     Class I      5,724,422         0.57             9,515,598         41.31


     Class IS     153,886           0.47             373,628            41.29





     Evergreen Strategic Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      11,873            0.21             83,389            21.63


     Class B      5,217             0.08             82,610            21.59


     Class C      3,455             0.08             54,927            21.58


     Class I      9,849,832         0.27             34,357,745        21.63


     Class IS     80,270            0.22             385,620            21.63